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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
Ask Jeeves, Inc.
(Name of Registrant as Specified In Its Charter)

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ASK JEEVES, INC.
5858 Horton Street, Suite 350
Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2002

To the Stockholders of ASK JEEVES, INC.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Ask Jeeves, Inc., a Delaware corporation ("Ask Jeeves" or the "Company"), will be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at the Woodfin Hotel, 5800 Shellmound Street, Emeryville, California for the following purposes:

  1.
  To elect two directors to hold office until the 2005 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

  2.
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 18, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors
Cynthia Pevehouse Secretary and General Counsel
Emeryville, California April 5, 2002

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may revoke your proxy at any time prior to the Annual Meeting of Stockholders. If you attend the Annual Meeting of Stockholders and vote by ballot, your proxy will be revoked and only your vote at the Annual Meeting of Stockholders will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

ASK JEEVES, INC.
5858 Horton Street, Suite 350
Emeryville, California 94608

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Ask Jeeves, Inc., a Delaware corporation ("Ask Jeeves" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Woodfin Hotel, 5800 Shellmound Street, Emeryville, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 5, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a professional proxy solicitor. No additional compensation will be paid to directors, officers or other regular employees for such services, but the professional proxy solicitor will be paid its customary fee if it renders solicitation services.

Voting Rights and Outstanding Shares

        Only holders of record of common stock at the close of business on March 18, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 2002, the Company had outstanding and entitled to vote 40,200,946 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted as either "yes" or "no" votes in determining whether a matter has been approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices at 5858 Horton Street, Suite 350, Emeryville, California 94608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 5, 2002. Pursuant to the Company's bylaws, a stockholder proposal or a nomination for director that is not to be included in the proxy statement and proxy at the Company's 2003 Annual Meeting of Stockholders must provide specified information to the Company between January 15, 2003 and February 14, 2003 (unless such matters are included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities and Exchange Commission). Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
Election of Directors

        The Company's Amended and Restated Certificate of Incorporation and bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified.

        The Board of Directors is currently composed of seven members. During December 2000, each of Benjamin M. Rosen and Robert W. Wrubel resigned their positions as a director. In January 2001, the Board of Directors appointed James D. Kirsner to fill the vacancy created by Mr. Rosen's resignation. In August 2001, the Board of Directors appointed David S. Carlick to fill the vacancy created by Mr. Wrubel's resignation. During September 2001, Daniel J. Nova resigned his position as director. In March 2002, the Board of Directors appointed Joshua C. Goldman to fill the vacancy created by Mr. Nova's resignation.

        There are two Class III directors whose term of office expires in 2002. Messrs. Kirsner and Carlick, each a nominee for Class III director, are currently serving as directors by appointment of the Board of Directors and have not been approved by the Company's stockholders. If elected at the Annual Meeting, the Class III director nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be designated by the present Board of Directors. Each person nominated for election has agreed to serve if elected and management of the Company has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

        James D. Kirsner, age 58, was appointed as a director in January 2001 to fill the vacancy on the Board of Directors created by the resignation of Benjamin M. Rosen. Mr. Kirsner currently serves on the Audit Committee. Mr. Kirsner retired in June 2001 from Barra, Inc., a provider of analytical models, information, software and services to investment managers worldwide, where he had served as Vice President, Barra Ventures, since January 2001 and as Chief Financial Officer from November 1993 to January 2001. Since February 2001, Mr. Kirsner has provided business consulting services to various companies, including Tukman Capital Management, Inc., a registered investment advisor. He received a B.S. in economics in 1965 and a M.S. in accounting in 1966, each from Wharton School, University of Pennsylvania. Mr. Kirsner is a member of the Board of Directors of Bank of Marin, a publicly-traded banking institution.

        David S. Carlick, age 52, was appointed as a director in August 2001 to fill the vacancy on the Board of Directors created by the resignation of Robert W. Wrubel. Mr. Carlick currently serves as Chairman of the Audit Committee. Mr. Carlick served in various positions leading to partner at VantagePoint Venture Partners, a venture capital firm, from October 1997 to December 2001, and is presently Venture Fellow with that firm. From April to September 1997, Mr. Carlick was President, Media Operations for PowerAgent, a start-up company involved in opt-in marketing and consumer privacy. Prior thereto, Mr. Carlick held positions leading to Executive Vice President at Poppe Tyson, an advertising agency and interactive marketing firm and subsidiary of BJK&E Worldwide (Bozell) from April 1993 until March 1997. In 1996, while at Poppe Tyson, Mr. Carlick co-founded DoubleClick, which provides on-line marketing services. He received a B.S. in Business, accounting emphasis, in 1977 from San Jose State University. Mr. Carlick is a member of the Board of Directors of ArtMachine, SatMetrix, and iGive.com, all privately-held companies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2003 Annual Meeting

        Geoffrey Y. Yang, age 43, has served as a director of Ask Jeeves since February 1999. Mr. Yang has served on the Audit Committee since January 2001. Since August 1999, Mr. Yang has been a managing director of Redpoint Ventures, a venture capital firm. Since June 1989 Mr. Yang has also been a General Partner and a Managing Director of Institutional Venture Partners, a venture capital firm. He received both a B.S.E. in Information Systems Engineering and a B.A. in Economics in 1981 from Princeton University and a M.B.A. from Stanford in 1985. Mr. Yang is a member of the Board of Directors of Turnstone Systems, Inc. and TiVo, Inc.

        Joshua C. Goldman, age 36, was appointed as a director in March 2002 to fill the vacancy on the Board of Directors created by the resignation of Daniel J. Nova. Since April 2001, Mr. Goldman has been Entrepreneur-in-Residence with Sprout Group, a venture capital firm. Mr. Goldman served as President and Chief Executive Officer of mySimon, Inc. from January 1999 to March 2001. Beginning in October 2000, after mySimon's acquisition by CNET Networks, Inc. in February 2000, Mr. Goldman also held the position of President, Consumer Division of CNET Networks, Inc. until March 2001. Mr. Goldman was Vice President, Marketing of mySimon from November 1998 to January 1999. Prior thereto from April 1996 to April 1998, Mr. Goldman was Partner and Vice President of Business Solutions of USWeb, Inc. Mr. Goldman has a Bachelors of Science degree in Computer Science from Tufts University and an MBA from Harvard University. Mr. Goldman is a member of the Board of Directors and on the Audit Committee of Synaptics, Inc., a publicly-held developer and supplier of custom-designed interface solutions for personal computers, consumer electronics, and embedded systems.

Directors Continuing in Office Until the 2004 Annual Meeting

        Garrett Gruener, age 47, is a founder of Ask Jeeves and has served as a director of Ask Jeeves since June 1996 and as Chairman of the Board of Directors and a member of the Compensation Committee since December 2000 and September 1998, respectively. He also served as Secretary of the Company from June 1996 to August 1997. Mr. Gruener is a founding general partner of Alta Partners, a venture capital firm, which was formed in February 1996. Since September 1992, Mr. Gruener has been a general partner of Burr, Egan, Deleage & Co., a venture capital firm. Mr. Gruener is a member of the Board of Directors of ImageX.com, Inc., ImproveNet, Inc., and other privately-held companies.

        Roger A. Strauch, age 46, has served Ask Jeeves as a director since August 1997. From August 1997 through December 2000 he served as the Chairman of the Board of Directors and currently serves as the Chairman of the Compensation Committee. Mr. Strauch was Chief Executive Officer of Ask Jeeves from April 1998 to November 1998. Mr. Strauch served as Chief Executive Officer and Chief Financial Officer of Symmetricom, Inc., a manufacturer of telecommunications hardware, from July 1998 to December 1998. Since July 1997, Mr. Strauch has been Chairman of the Board of The Roda Group, a venture development firm. Mr. Strauch serves as a member of the Board of Directors of Polyserve, Inc. a developer of software products for enterprise data center management, NightFire Inc., a telecommunications software company and Touchpoint, Inc., a provider of software and services for personalized print communications, and, is on the Board of Directors of several other privately-held technology companies, including DiCarta, Inc., a contract lifecycle management company.

        A. George (Skip) Battle, age 58, has served Ask Jeeves as a director since August 1998 and as Chief Executive Officer since December 2000. Prior to joining Ask Jeeves, Mr. Battle was a business consultant, investor and served as a member of the Boards of Directors of several technology companies from 1996 to 2000. Prior thereto, Mr. Battle served Andersen Consulting in various roles including Worldwide Managing Partner, Market Development and as a member of the firm's Executive Committee, Global Management Council and Partner Income Committee. Mr. Battle retired from Andersen Consulting in June 1995. Mr. Battle is currently Chairman of the Board of Fair, Isaac and Company, Inc., a member of the Boards of Directors of PeopleSoft, Inc. and Barra Inc., as well as a director of Masters Select Equity Fund, Masters Select International Fund and Masters Select Value Fund, registered investment companies.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001 the Board of Directors held 15 meetings and acted by unanimous written consent three times. The Board of Directors has formed an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the consolidated financial statements; receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; provides oversight related to the Company's financial reporting practices; and the quality and integrity of the Company's financial reports, and recommends to the Board of Directors the independent auditors to be retained. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed at least annually. The Audit Committee is composed of three independent, non-employee directors: Messrs. Carlick, Kirsner and Yang. The Audit Committee met six times during 2001.

        The Compensation Committee has been delegated the authority by the Board of Directors to administer all of the Company's equity incentive plans and its employee stock purchase plan. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options, stock bonuses, and restricted stock to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of two non-employee directors, Messrs. Strauch and Gruener. The Compensation Committee met four times during 2001.

        Each member of the Board of Directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2001.

PROPOSAL 2
Ratification of Selection of Independent Auditors

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information with respect to beneficial ownership of our common stock as of February 28, 2002:

  •
  each person or entity known by us to beneficially own more than 5% of our outstanding common stock;
  •
  each of our directors;
  •
  each of the executive officers listed in the Summary Compensation Table; and
  •
  all of our directors and executive officers as a group.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage
Garrett Gruener(2)	2,198,788	5.50%
Roger A. Strauch(3)	2,046,625	5.12%
Geoffrey Y. Yang(4)	1,405,293	3.52%
A. George (Skip) Battle(5)	1,030,932	2.58%
James D. Kirsner(6)	151,625	*
David S. Carlick(7)	34,098	*
Joshua C. Goldman	5,500	*
Steven J. Sordello(8)	128,102	*
Steven Berkowitz	-0-	-0-
George S. Lichter(9)	508,373	1.27%
Claudio A. Pinkus(9)	420,395	1.05%
All directors and executive officers as a group (12 persons)(10)	8,087,820	20.24

*
Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of February 28, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Ask Jeeves, 5858 Horton St., Suite 350, Emeryville, California 94608. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 39,966,404 shares of common stock outstanding as of February 28, 2002.
(2)
Includes 15,625 shares issuable pursuant to options exercisable within 60 days. Includes 84,483 shares held by Mr. Gruener's wife, Amy Slater, 250 shares held by Mr. Gruener as Custodian under CUTMA for Lindsay Pittman, and 100,000 shares held by Garrett Gruener Annuity Trust dated June 20, 1999, Garrett Gruener, Trustee.
(3)
Includes 15,625 shares issuable pursuant to options exercisable within 60 days. Includes 1,815,000 shares held by Roger A. Strauch, Trustee, Strauch Kulhanjian Family Trust UAD December 3, 1992. Also includes 5,500 shares held by Bennos M. Kling Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Samuel J.M. Kling Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Jesse Kling Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Rebecca A. Miller Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Sarah Miller Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Julia F. Dan Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Kalden Gonsar Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Fletcher Kennamer Educational Trust, Roger A. Strauch, Trustee, 4,000 shares held by Aidan Clements Educational Trust, Roger A. Strauch, Trustee, 21,000 shares held by Cooper Ogden Miller Educational Trust, Roger A. Strauch, Trustee, 50,000 shares held by Roger Strauch as Custodian under CUTMA for Alexander K. Strauch, 50,000 shares held by Roger Strauch as Custodian under CUTMA for Paul K. Strauch, 50,000 shares held by Roger Strauch as Custodian under CUTMA for Nairi S. Strauch, 2,500 shares held by Matilda Rosa Kennamer Educational Trust, Roger A. Strauch, Trustee, 2,500 shares held Sean McKenny Clements Educational Trust, Roger A. Strauch, Trustee, and 2,500 shares held by Anna Rose Clements Educational Trust, Roger A. Strauch, Trustee, as to which Mr. Strauch disclaims beneficial ownership
(4)
Includes 15,625 shares issuable pursuant to options exercisable within 60 days and 3,475 shares held by Yang Family Trust, Geoffrey Y. Yang, Trustee. Institutional Venture Partners manages Institutional Venture Partners VIII, L.P. ("IVP") and IVM Investment Fund VIII, LLC ("IIF", and together with IVP, the "Institutional Entities"). Includes 1,365,400 shares of common stock owned by IVP and 20,793 shares of common stock owned by IIF. Geoffrey Y. Yang is a Managing Director of the General Partner of IVP, which is the Manager of IIF, and thus exercises shared voting and investment power with respect to the shares held by the Institutional Entities. Mr. Yang disclaims beneficial ownership in the shares held by the Institutional Entities except to the extent of his individual partnership interests
(5)
Includes 673,750 shares issuable pursuant to options exercisable within 60 days, 15,000 shares which are subject to a right of repurchase by Ask Jeeves, 9,847 shares held by A. George Battle Custodian under Emily Taylor Battle UTMA IL, 24,847 shares held by A. George Battle, Trustee UA 7-29-96 Daniel Kurt Webster Battle Trust, 3000 shares held by Mr. Battle's wife as Custodian under CAUTMA for Catherine McNelley, 2,000 shares held by The Battle Family Foundation, and 2,500 shares held by Daniel Kurt Webster Battle.
(6)	Includes 15,625 shares issuable pursuant to options exercisable within 60 days and 1,000 shares held by Kirsner Family Trust U/A Dated 5/24/93, James D. Kirsner, Trustee.

(7)
Includes 8,333 shares issuable pursuant to options exercisable within 60 days and 20,000 shares held by Carlick Walker Family Revocable Trust, David Carlick, Trustee. Includes 325 shares held by Mr. Carlick as Custodian under CUTMA for Scott Cooper, of which Mr. Carlick disclaims beneficial ownership. Includes 440 shares held by Mr. Carlick as Custodian under CUTMA for Martin Cooper, of which Mr. Carlick disclaims beneficial ownership.
(8)	Includes 88,921 shares issuable pursuant to options exercisable within 60 days.
(9)	Shares issuable pursuant to options exercisable within 60 days.
(10)	Includes 1,907,360 shares issuable pursuant to options exercisable within 60 days and 15,000 shares which are subject to a right of repurchase by Ask Jeeves.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Claudio Pinkus failed to timely file on Form 4 on one occasion reflecting his sale of Ask Jeeves' common stock and on two separate occasions reflecting his receipt of options in Ask Jeeves common stock. A. George (Skip) Battle, George S. Lichter, Cynthia Pevehouse, Steven J. Sordello and Christine M. Davis each failed to file on Form 4 Form on one occasion reflecting his or her respective receipt of options in Ask Jeeves common stock.

EXECUTIVE COMPENSATION

Compensation of Directors

        We do not currently pay any cash compensation to our directors for their service as members of the Board of Directors. In recognition of their service to the Company, on January 10, 2001 each of Messrs. Gruener, Yang, Battle, Kirsner, and Strauch received 50,000 options to purchase our common stock at an exercise price of $2.53 per share. Each of these options granted to the directors will vest over a total of four years with 25% vesting on the first anniversary of the grant date, and the balance of the options vesting in equal monthly installments over the subsequent thirty-six month period. In recognition for his service to the Company, on August 17, 2001 Mr. Carlick received 57,500 options to purchase our common stock at an exercise price of $1.00 per share. 50,000 of these options will vest monthly over a four year period beginning on the date of grant, and 7,500 will vest over a total of four years with 25% vesting on the first anniversary of the grant date, and the balance of the options vesting in equal monthly installments over the subsequent thirty-six month period. On February 13, 2002 in recognition for their services to the Company, each of Messrs. Gruener, Yang, Battle, Kirsner and Strauch received 15,000 options and Mr. Carlick received 7,500 options, to purchase our common stock, at an exercise price of $1.38 per share. Each of these options granted to the directors will vest 100% upon the first anniversary of the grant date.

        The Board of Directors adopted a director compensation program on February 13, 2002 to be effective at the Company's 2003 Annual Meeting of Stockholders whereby each year on the date of the Company's Annual Meeting of Stockholders, each director then serving on the Board of Directors shall receive a grant of an option to purchase 15,000 shares of our common stock under the Company's 1999 Non-Qualified Equity Incentive Plan. These annual options will vest upon the one year anniversary of the date of grant and will have an exercise price of the fair market value of our common stock on the date of grant. On March 25, 2002 in consideration for director services to be rendered to the Company, Mr. Goldman received 50,000 options to purchase our common stock at an exercise price of $2.00 per share. These options will vest over a total of four years with 25% vesting on the first anniversary of the grant date, and the balance of the options vesting in equal monthly installments over the subsequent thirty-six month period.

Compensation of Executive Officers

        The following table shows for the fiscal year ended December 31, 2001 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, each of the four most highly compensated executive officers serving at December 31, 2001, and two additional individuals who would have been one of the four most highly compensated executive officers except for the fact that at December 31, 2001 they were no longer employed by the Company.

SUMMARY COMPENSATION TABLE

								Long-Term Compensation
	Annual Compensation
Name and 2001 Principal Position					Other Annual Compensation			Securities Underlying Options		All Other Compensation
	Year	Salary	Bonus
A. George (Skip) Battle Chief Executive Officer and Director(1)	2001 2000	$252,271 16,250	$	— —	$	— —		770,000 360,000	(2)	$	— —
Steven J. Sordello Chief Financial Officer(3)	2001 2000 1999	200,000 147,500 60,923		— 26,508 —		200,000 — —	(4)	150,000 55,000 45,000			— — —
Claudio A. Pinkus(5) President, Jeeves Solutions	2001 2000 1999	275,000 212,501 52,372		— 49,219		— — 2,600	(6)	270,000 80,000 191,666			— — —
George S. Lichter(7) President, Ask Jeeves International, Inc.	2001 2000 1999	275,000 212,503 84,711		— 49,219 —		— — —		270,000 90,000 192,667			— — —
Steven Berkowitz(8) President, Web Properties	2001 2000 1999	173,990		61,875		—		400,000			—
Robert W. Wrubel(9) Former Chief Executive Officer and Executive Vice President, Market Development	2001 2000 1999	156,358 249,988 187,500		— 56,875 —		718,119 — 5,305	(10)	— 90,000 177,000			1,711,571 — —	(11)
Enrique Salem(12) Senior Vice President, Technology and Operations	2001 2000 1999	35,516 219,795 25,240		— 49,221 —		— — —		— — —			1,332,500 220,775 5,000	(13) (14) (15)

(1)	Mr. Battle was appointed Chief Executive Officer in December 2000.
(2)	50,000 of these options were granted to Mr. Battle in connection with services rendered as a member of the Company's Board of Directors.
(3)	Mr. Sordello began serving as Chief Financial Officer in December 2000. Prior to that date, he served as Vice President—Financial Planning and Director, Financial Planning and Analysis.
(4)
Upon his appointment as Chief Financial Officer on January 1, 2001, the Company awarded Mr. Sordello an incentive sign-on bonus of $200,000 in the form of an unsecured promissory note due December 31, 2001. Pursuant to the terms of the note, all unpaid principal and accrued interest would be forgiven if Mr. Sordello remained employed by the Company on December 31, 2001. Mr. Sordello continues to serve as the Company's Chief Financial Officer and the note was cancelled December 31, 2001.
(5)	Mr. Pinkus began serving the Company in June 1999 as Chief Operating Officer of Ask Jeeves International, Inc., and became President, Jeeves Solutions in December 2000.
(6)	Represents temporary housing allowance.
(7)	Mr. Lichter resigned effective as of January 31, 2002.
(8)	Mr. Berkowitz began serving as President, Web Properties in April 2001.
(9)	Mr. Wrubel resigned as Chief Executive Officer in December 2000 and as Executive Vice President, Market Development in May 2001.
(10)	Represents exercise of disqualifying dispositions of investment stock options or exercise of nonqualifying stock options.
(11)	Represents $275,000 severance and the Company's forgiveness of a $1,436,571 loan.
(12)	Mr. Salem began serving as Senior Vice President, Technology (Engineering) in October 1999 and resigned in January 2001.
(13)	Represents $112,500 severance, the Company's guarantee of employee stock options valued at $1,200,000, and a $20,000 housing allowance.
(14)	Represents $220,775 relocation expenses and temporary housing allowance.
(15)	Represents $5,000 temporary housing allowance.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1996 Equity Incentive Plan, 1999 Equity Incentive Plan and 1999 Non-Qualified Equity Incentive Plan. As of December 31, 2001, options to purchase an aggregate of 10,050,717 shares were outstanding under these Incentive Plans and options to purchase an aggregate of 5,968,170 shares remained available for grant thereunder.

        The following table sets forth information concerning the grant of stock options to each of the executive officers named in the Summary Compensation Table listed above during the fiscal year ended December 31, 2001.

	Individual Grants				Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(8)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In Fiscal 2001(7)
			Exercise Price Per Share	Date of Expiration
					5%	10%
A. George (Skip) Battle(2)	50,000 720,000	0.80 11.54	$2.53 0.87	01/10/11 04/06/11	$79,588 396,204	$201,699 1,004,058
Steven J. Sordello(3)	150,000	2.40	0.87	04/06/11	82,542	209,179
Claudio A. Pinkus(4)	250,000 20,000	4.00 0.32	1.63 0.86	03/12/03 09/06/11	41,641 10,813	85,313 27,401
George S. Lichter(5)	250,000 20,000	4.00 0.32	1.63 0.86	03/12/03 09/06/11	41,641 10,813	85,313 27,401
Steven Berkowitz(6)	360,000 40,000	5.77 0.64	1.77 1.56	05/16/11 08/02/11	400,732 39,243	1,015,533 99,450

(1)
Options granted during the fiscal year ended December 31, 2001 were granted under either the 1999 Non-Qualified Equity Incentive Plan or the 1999 Equity Incentive Plan.

(2)
Options for 720,000 shares expiring on April 6, 2011 granted to Mr. Battle vest over forty-one months with 25% vesting on September 4, 2001 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period. Options expiring on January 10, 2011 granted to Mr. Battle vest over four years with 25% vesting on January 10, 2002 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period.

(3)
Options expiring on April 6, 2011 granted to Mr. Sordello vest over forty-one months with 25% vesting on September 4, 2001 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period.

(4)
Options for 250,000 shares expiring on March 12, 2003 (the "250,000 Option Shares") vest over twenty-two months with 50% vesting on July 2, 2001 and the remainder vesting in equal monthly installments over the subsequent 18 month period. In the event Ask Jeeves experiences a change in control that results in Mr. Pinkus' termination without cause, or Mr. Pinkus' employment with the Company is terminated without cause, he will receive immediate vesting of 50% of the unvested 250,000 Option Shares. Options for 20,000 shares expiring on September 6, 2011 vest over two years with 50% vesting on October 1, 2001 and the remainder vesting in equal monthly installments over the subsequent 24 month period.

(5)
Mr. Lichter resigned from the Company effective January 31, 2002. In connection with his resignation and pursuant to the terms of a separation agreement between the Company and Mr. Lichter, 229,166 of the 250,000 options expiring on March 12, 2003 become vested and 16,250 of the 20,000 options expiring on September 6, 2011 become vested.

(6)
Options vest over four years with 25% vesting on first anniversary of date of grant of such option and the remainder vesting in equal monthly installments over the subsequent 36 month period.

(7)
Based on granted options to purchase 6,992,805 shares of common stock during the period from January 1, 2001 to December 31, 2001.

(8)
Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the closing price of $3.40 per share on December 31, 2001, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% and 10% rate shown in the table for the remainder of the ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock price growth.

FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options during the fiscal year ended December 31, 2001 and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2001 by each of the executive officers named in the Summary Compensation Table. Also reported are values of unexercised in-the-money options, which represent the positive spread between the respective exercise prices of outstanding stock options and closing price of $3.40 on December 31, 2001.

				Number of Securities Underlying Unexercised Options at December 31, 2001
						Value of Unexercised in-the Money Options at December 31, 2001
	Number of Shares Acquired in Exercise
Name		Value Realized
				Exercisable	Unexercisable	Exercisable		Unexercisable
A. George (Skip) Battle	— —	$	— —	— 590,625	50,000 489,375	$	— 985,060	$43,435 1,235,672
Steven J. Sordello	—		—	71,108	172,892		121,316	257,434
Steven Berkowitz	—		—	—	400,000		—	660,400
Claudio A. Pinkus	—			257,707	258,959		311,022	183,528
George S. Lichter	—		—	153,917	368,750		247,275	247,275
Robert W. Wrubel	638,400		728,489	—	—		—	—
Enrique Salem	—		—	—	—		—	—

Compensation Arrangements

        Upon his appointment as Chief Executive Officer, the Company provided A. George (Skip) Battle with an offer letter dated December 8, 2000. Subsequently, the Company provided Mr. Battle an offer letter dated April 3, 2001 which replaced the December 8, 2000 offer letter. This new offer letter provides for an initial annual base salary of $250,000. Mr. Battle also received options to purchase 720,000 shares of common stock at an exercise price of $0.875 per share (the "720,000 Option Shares"). These options vest over a period of forty-one months with 25% vesting on September 4, 2001, and the remainder vesting in equal monthly installments over the subsequent thirty-six month period.

        Pursuant to the terms of the offer letter, if the Company experiences a change of control (as defined in the offer letter), Mr. Battle will receive immediate vesting of 100% of the 720,000 Option Shares. In addition, in the event Mr. Battle voluntarily terminates his employment as Chief Executive Officer and thereafter (i) remains on the Board of Directors and (ii) executes a release of claims against the Company, Mr. Battle will be eligible to continue to vest in one third of the then unvested portion of the 720,000 Option Shares, which will vest in equal monthly installments. In the event of any subsequent termination of Mr. Battle's service on the Board of Directors, Mr. Battle will be entitled to exercise the then vested portion of the 720,000 Option Shares within such time period ending upon the earlier of (i) three months following the termination of service as a member of the Board of Directors or (ii) the expiration of the 720,000 Option Shares. Furthermore, in the event Mr. Battle voluntarily terminates his employment as Chief Executive Officer and does not thereafter continue to serve on the Board of Directors (or remains on the Board of Directors but fails to execute a release of claims against the Company), Mr. Battle will be entitled to exercise the then vested portion of the 720,000 Option Shares within such time period ending upon the earlier of (i) three months following his termination or (ii) the expiration of the 720,000 Option Shares.

        Pursuant to the terms of the offer letter, in the event the Board of Directors terminates Mr. Battle's employment as Chief Executive Officer and Mr. Battle executes a release of claims against the Company, Mr. Battle will be entitled to immediate vesting of one third of the then unvested portion of the 720,000 Option Shares. In the event Mr. Battle's employment as Chief Executive Officer is involuntarily terminated and he is removed from the Board of Directors in connection therewith, Mr. Battle will be entitled to exercise the then vested portion of the 720,000 Option Shares within such time period ending upon the earlier of (i) three years following his termination or (ii) the expiration of the 720,000 Option Shares.

        In the event Mr. Battle's employment is involuntarily terminated but he remains on the Board of Directors, Mr. Battle shall be entitled to exercise the then vested portion of the 720,000 Option Shares within such time period ending upon the earlier of (i) three months following the termination of service on the Board of Directors or (ii) the expiration of the 720,000 Option Shares.

        Steven J. Sordello's acceptance to serve as Chief Financial Officer of the Company was made effective January 1, 2001 and provided for an initial base salary of $200,000. Upon his appointment as Chief Financial Officer, the Company awarded Mr. Sordello an incentive sign-on bonus of $200,000 in the form of an unsecured promissory note due December 31, 2001. Pursuant to the terms of the note, all unpaid principal and accrued interest would be forgiven if Mr. Sordello remained employed by the Company on December 31, 2001. Mr. Sordello continues to serve as the Company's Chief Financial Officer and the note was cancelled on December 31, 2001.

        Claudio A. Pinkus' offer letter dated June 11, 1999 provided for an initial annual base salary of $150,000 and a $50,000 bonus based on performance, payable on June 18, 2000. In addition, in accordance with his offer letter Mr. Pinkus was granted options to purchase 100,000 shares of the Company's common stock (the "100,000 Option Shares") at an exercise price of $10.00 per share, vesting over four years with 25% vesting on June 16, 2000, and the balance vesting in equal monthly installments during the subsequent thirty-six month period. Under the terms of his offer letter, in the event Ask Jeeves experiences a change of control or upon termination by the Company of Mr. Pinkus' employment "without cause", he will be eligible to immediately vest in 6/48ths of the unvested 100,000 Option Shares.

        Effective January 2, 2001, the Company entered into an Incentive Agreement with Mr. Pinkus. Under the Incentive Agreement, Mr. Pinkus was granted options to purchase 250,000 shares of the Company's common stock at an exercise price of $1.63 per share. These options vested 50% on July 2, 2001 with the remaining portion vesting in equal monthly installments over the subsequent twenty-two months. Under the Incentive Agreement, the Company also agreed to transfer to Mr. Pinkus a 0.95% equity interest in each of three joint ventures, Ask Jeeves en Espanol, ("AJEE"), Ask Jeeves UK ("AJUK") and Ask Jeeves Japan ("AJJ") (the "Joint Venture Equity Transfers"). Under the Incentive Agreement, if the Joint Venture Equity Transfers were not made by a certain date, the Company in lieu thereof would grant Mr. Pinkus additional options to purchase shares of the Company's common stock. The Incentive Agreement was amended on June 8, 2001 and August 30, 2001 to extend the grant deadline. On November 27, 2001, the Incentive Agreement was further amended to provide for an additional extension of the grant deadline in connection with the AJUK and AJJ Joint Venture Equity Transfers and that Mr. Pinkus would receive a cash payment in lieu of any rights to receive the Joint Venture Equity Transfer or rights to grants of options to purchase shares of the Company's common stock in connection with AJEE. As a result of the dissolution of AJEE in October 2001, Mr. Pinkus received a payment of $284,501 in January 2002. On February 7, 2002, the Company entered into an agreement to acquire 100% of the equity interest of Carlton & Granada Internet Limited, resulting in the Company's ownership of 100% of AJUK. As a result of the change of ownership structure of AJUK, Mr. Pinkus received an award of a stock bonus of 117,271 shares of the Company's common stock awarded and immediately issuable in full under the Company's 1996 Equity Incentive Plan at a fair market value of $1.40 per share on the date of the award. This stock bonus award was valued at approximately $164,179.

        George S. Lichter resigned his position as President of Ask Jeeves International, Inc. effective January 31, 2002. In connection with his resignation, the Company entered into a Separation Agreement with Mr. Lichter. Pursuant to the terms of the Separation Agreement, Mr. Lichter received severance pay of $137,500 which net amount was deducted from amounts owed the Company under certain promissory notes executed by Mr. Lichter on June 23, 1999 and April 13, 2000, as each was amended on June 20, 2000, a promissory note dated October 5, 2000 and an agreement executed June 27, 2001 (collectively, the "Notes"). Under the Separation Agreement, outstanding principal and interest under the Notes in the aggregate amount of $220,168 was forgiven, and all unvested stock options granted to Mr. Lichter that would have become vested by July 31, 2002 were accelerated and became fully vested on January 31, 2002.

        Pursuant to the Separation Agreement, in lieu of paying Mr. Lichter his proportionate payment under his Incentive Agreement with the Company effective as of January 2, 2001, as amended June 18, 2001 and August 31, 2001, upon dissolution of AJEE, the Company credited the amount of $284,501 against amounts owed the Company under the Notes. On February 7, 2002, the Company entered into an agreement to acquire 100% of the equity interest of Carlton & Granada Internet Limited, resulting in the Company's ownership of 100% of AJUK. In satisfaction of the Company's obligations under the Incentive Agreement, Mr. Lichter received in March 2002, a fully-vested option to purchase 117,271 shares of the Company's common stock under the 1996 Equity Incentive Plan, at an exercise price of $1.40 per share. Under the Separation Agreement, the Company's obligations under the Incentive Agreement in connection with a Joint Venture Equity Transfer for AJJ was satisfied pursuant to a Trust Agreement under the Ask Jeeves International Deferred Compensation Agreement dated February 6, 2002 (the "Trust Agreement"). Pursuant to the Trust Agreement, Mr. Lichter shall receive either (a) cash equal to the value of the assets that are distributed by AJJ to its shareholders or payments to the AJJ shareholders by a third party in connection with a sale of AJJ to or merger of AJJ with another party, with respect to 8.056 shares of AJJ stock (adjusted for certain changes in capitalization of AJJ, as provided in the agreement), or (b) 8.056 shares of AJJ stock or cash equal to this stock, in the event AJJ effects a public offering of its stock.

        Steven Berkowitz's offer letter dated April 23, 2001 provides for an initial annual base salary of $275,000. In addition, Mr. Berkowitz is eligible for a bonus under the Company's Executive Performance Bonus Plan of up to 120% of his quarterly base salary based upon Company financial performance. Pursuant to the terms of the offer letter, Mr. Berkowitz was granted options to purchase 40,000 shares of the Company's common stock on August 2, 2001 at an exercise price of $1.56. In addition, Mr. Berkowitz was granted options to purchase 360,000 shares of the Company's common stock (the "360,000 Option Shares") on May 16, 2001, at an exercise price of $1.77 vesting over four years with 25% vesting on May 16, 2002, and the balance vesting in equal monthly installments during the subsequent thirty-six month period. Under the terms of the offer letter, in the event Ask Jeeves experiences a change of control (as defined in the offer letter) and there has been a constructive termination of his employment or upon termination by the Company of Mr. Berkowitz's employment without cause (as defined in the offer letter), he will receive severance pay equivalent to six months of his then annual base salary and will immediately vest in an additional 6/48ths of the then unvested 360,000 Option Shares.

        Effective January 1, 2001 Robert Wrubel, the Company's Executive Vice President, Market Development, received an annual base salary of $275,000 as provided in his employment agreement entered into with the Company after resigning as Chief Executive Officer of the Company in December 2000. Mr. Wrubel terminated his employment on May 31, 2001. Pursuant to the terms of this agreement, Mr. Wrubel received severance pay in connection with his termination as Chief Executive Officer of $275,000, which was paid incrementally over the first five months of 2001. Under the terms of the agreement, all outstanding principal and interest under promissory notes dated June 18, 1999 and April 13, 2000 in the aggregate amount of $1,436,571 were ratably forgiven, and all stock options granted to Mr. Wrubel on or before June 19, 2000 and unvested as of December 1, 2000 were accelerated and became fully vested incrementally over the course of the five month period ending May 31, 2001.

        Enrique Salem resigned from the Company in January 2001. Pursuant to an employment offer letter dated September 24, 1999 the Company loaned Mr. Salem $1 million pursuant to a promissory note dated February 29, 2000 bearing interest at 8.25% per annum. The note was secured by a deed of trust on Mr. Salem's personal residence, and was due in full at the end of 48 months from the date of the note. Mr. Salem was also granted 275,000 options, at an exercise price per share of $32.94 per share, vesting over a four year period, with 25% vesting on October 1, 2000 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period. The offer letter provided that the Company would guarantee the value of these options to Mr. Salem during the first eighteen months of employment at a value of $1.2 million. In the event the value after eighteen months was less than this amount, the offer letter provided the Company would pay Mr. Salem the difference in cash or the Company's common stock. Upon his resignation, Mr. Salem received from the Company his stock option guarantee of $1.2 million, of which $842,000 was paid by Mr. Salem to the Company in partial repayment of the outstanding principal and accrued interest on the promissory note dated February 29, 2000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Compensation Committee Report(1)

        The Compensation Committee of the Board of Directors ("Committee") is composed of Mr. Strauch and Mr. Gruener. The Committee is responsible for establishing the Company's compensation program for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  •
  The Company pays market rates relative to companies in the Internet, and Internet software development services and technology industry with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters at market rates based on this review.

  •
  The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation at market rate levels.

  •
  The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

        Base Salary.    The salary compensation for the Company's employees, including executive officers, is based upon the compensation of employees in similar positions in similar companies in the industry. Salary adjustments for 2001 were based on each individual employee's performance. In establishing base salaries for the executive officers other than the Chief Executive Officer, the Committee thoroughly reviewed the progress of the projects headed by each such officer and such officer's contribution to the Company. In addition, the Committee relied on market survey information. The

Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

        Annual Incentive.    At the start of each year, the Committee reviews and approves the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value.

        Long-Term Incentives.    The Company's long-term incentive program consists of the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, the 1999 Non-Qualified Equity Incentive Plan and the 1999 Employee Stock Purchase Plan.

        The 1999 Non-Qualified Equity Incentive Plan, the 1999 Equity Incentive Plan and the 1996 Equity Incentive Plan utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's common stock appreciates over the long-term. The size of option grants is determined based on competitive practices in the Internet and technology industries and the Company's philosophy of significantly linking executive compensation with stockholder interests. In 2001, the Committee granted to executives stock options primarily from the 1999 Non-Qualified Equity Incentive Plan that will vest over a four-year period. Such grants were intended to provide incentive to successfully develop and expand the Company beyond early stage of development and to maximize stockholder value over the next several years. The Committee believes this approach creates an appropriate focus on longer-term objectives and promotes executive retention.

        The 1999 Employee Stock Purchase Plan is intended to provide a means by which the Company's employees may purchase common stock of the Company through payroll deductions. The plan is implemented by offerings of rights to eligible employees. Unless otherwise determined by the Board of Directors, common stock is purchased for accounts of employees participating in the plan at a price per share equal to the lower of: (1) 85% of the fair market value of a share of common stock on the date of commencement of participation in the offering, or (2) 85% of the fair market value of a share of common stock on the date of purchase. Generally, all regular employees, including executive officers, who work at least 20 hours per week and are customarily employed by the Company or by an affiliate of the Company for at least five months per calendar year may participate in the plan and may authorize payroll deductions of up to 15% of their base compensation for the purchase of stock under the plan. Such purchases of the Company's common stock are intended to provide incentive to maximize longer-term stockholder value. The Compensation Committee believes this approach creates an appropriate focus on longer-term objectives and promotes employee retention.

Chief Executive Officer Compensation

        In setting the total compensation payable to the Company's Chief Executive Officer, A. George (Skip) Battle, for the 2001 fiscal year, the Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similarly situated companies in the Internet and the Internet software development services and technology industry, while at the same time assuring that a significant percentage of compensation was tied to Company stock price appreciation.

        In April 2001, the Committee adjusted Mr. Battle's annual base salary from the initial $195,000 set when he was appointed in December 2000 to $250,000 in recognition of the challenges faced by the Company and with the objective of maintaining his base salary at a competitive level when compared to the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Battle's base salary, it is the intent of the Committee to provide him a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 2001 fiscal year, Mr. Battle's base salary was approximately at the first quartile of the base salary levels of other chief executives at companies reviewed by the Committee.

        The other component of Mr. Battle's 2001 fiscal year compensation was tied to increased stockholder value through stock price appreciation. In April 2001, Mr. Battle received a stock option grant along with the Company's others employees with an exercise price of the fair market value of the underlying option shares on the date of grant. The stock option grant provides a forty-one month vesting schedule with 25 percent vesting in September 2001 and the balance in 36 monthly installments thereafter. The Committee believes the use of stock option grants aligns the Company's stockholders' interests with those of its chief executive officer in that the stock option grant will only have value for Mr. Battle if the market price of the underlying option shares appreciates over the market price on the date of grant. The Committee believes that the number of stock options granted to Mr. Battle in fiscal 2001 was at the median of the stock options granted to similarly situated chief executive officers.

Certain Tax Considerations

        Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a shareholder-approved plan. The cash compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not expect the total cash compensation to be paid to any of the Company's executive officers for fiscal 2002 to exceed the $1 million limit. Accordingly, the Compensation Committee has decided not to submit any of the Company's cash incentive bonus plans for shareholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company's non-shareholder approved incentive bonus plans. The stock option grants made under the Company's 1999 Equity Incentive Plan during the 2001 fiscal year did not qualify as performance-based compensation. As a result, any compensation deemed paid by the Company to a named executive officer upon the subsequent exercise of those options or the disposition of the shares purchased under those options will, together with the cash compensation paid to that individual for the year, be subject to the $1 million limitation.

Conclusion

        Through the plans described above, a significant portion of the Company's compensation program is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE Roger A. Strauch, Chairman Garrett Gruener

Compensation Committee Interlocks and Insider Participation

        As noted above, the compensation committee of the Board of Directors consists of Messrs. Strauch and Gruener. Mr. Strauch was Chief Executive Officer of the Company from April 1998 to

November 1998. Mr. Gruener was Secretary of the Company from June 1996 to August 1997. During the year 2001, none of our executive officers served as members of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.

        See "Interested Director Transactions" for information regarding transactions with a member of the Compensation Committee.

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

        The following is the report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 included in the Company's Annual Report on Form 10-K for that year.

        The Audit Committee has reviewed and discussed these audited consolidated financial statements with management of the Company.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee
David S. Carlick James D. Kirsner Geoffrey Yang

AUDITING

Auditors

        The Board of Directors has selected Ernst and Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Ernst and Young LLP has audited the Company's financial statements since 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP billed the Company $442,000 in aggregate fees for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's quarterly reports filed on Form 10-Q for fiscal 2001.

All Other Fees

        Fees billed to the Company by Ernst & Young LLP during fiscal year 2001 for all non-audit related services rendered to the Company, including income tax consulting and compliance, business acquisition and accounting consultations, assistance with Securities and Exchange Commission registration statements and other consulting totaled $222,000.

        The Company did not engage Ernst & Young LLP to provide any information system design and implementation services during fiscal year 2001.

Auditor Independence

        The Audit Committee of the Board of Directors has considered whether the provision of the services for which fees were billed in fiscal 2001 as described under "All Other Fees" were compatible with maintaining Ernst & Young's independence.

Performance Measurement Comparison(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on July 1, 1999 for (i) the Company's common stock, (ii) the Nasdaq Stock Market (U.S.), and (iii) the Chase H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends:

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG ASK JEEVES, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q INTERNET 100 INDEX

Cumulative Total Return

Dates	Ask Jeeves, Inc.	JPMorgan H&Q Internet 100	Nasdaq Stock Market—(U.S.)
Jul-99	$100.00	$100.00	$100.00
Jul-99	67.76	97.43	87.62
Aug-99	47.93	101.55	92.25
Sep-99	53.13	101.69	102.12
Oct-99	118.96	109.84	112.91
Nov-99	192.88	123.20	142.30
Dec-99	173.92	150.30	197.67
Jan-00	147.06	144.75	185.34
Feb-00	123.87	172.29	235.63
Mar-00	94.13	168.74	206.47
Apr-00	46.78	141.93	155.60
May-00	30.80	124.81	130.91
Jun-00	27.82	146.72	153.17
Jul-00	27.91	138.77	143.61
Aug-00	46.97	155.17	166.61
Sep-00	29.55	135.01	147.35
Oct-00	20.02	123.92	114.41
Nov-00	13.76	95.48	83.25
Dec-00	3.75	90.41	76.06
Jan-01	5.77	101.37	85.23
Feb-01	2.65	78.48	60.18
Mar-01	1.68	67.48	47.03
Apr-01	4.00	77.55	58.91
May-01	3.76	77.46	60.00
Jun-01	2.93	79.54	59.23
Jul-01	1.77	74.48	52.05
Aug-01	1.49	66.36	43.20
Sep-01	1.49	55.18	34.40
Oct-01	1.69	62.26	39.66
Nov-01	3.14	71.12	47.16
Dec-01	5.24	71.74	48.94

*
$100 invested on 7/1/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act, or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation report and the preceding performance graph on page 20 shall not be incorporated by reference into any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have made various loans to our current and former executive officers as follow:

Name	Principal Amount of Loan	Date of Loan	Maturity Date	Interest Rate	Amount Outstanding as of February 28, 2002
Enrique Salem(1)	$1,000,000	2/29/00	5/22/02	8.25%	$237,520
Frank Vaculin(2)	406,440	4/13/00	4/13/01	5.0%	406,440
Christine M. Davis	78,000	4/27/00	4/26/02	5.0%	78,000

(1)
The outstanding principal under the note was credited by $762,480 in January 2001 by Mr. Salem's tender of his options in the Company's common stock at a value guaranteed by the Company.

(2)
Under the terms of the promissory note executed April 13, 2000, all principal and accrued interest was due April 13, 2001. Mr. Vaculin's repayment obligation was secured by his pledge of shares of the Company's common stock. Mr. Vaculin did not repay any part of this note and on August 22, 2001, the Company took possession of Mr. Vaculin's 65,731 shares in partial satisfaction of his obligation under the note.

        As part of the Company's stock repurchase program approved by the Board of Directors in September 2001 the Company repurchased 30,625 shares of its common stock from Claudio Pinkus, on November 9, 2001, at a cash purchase price of $1.20 per share.

Interested Director Transactions

        Roger A. Strauch, a member of our Board of Directors, is also a member of the Board of Directors of Touchpoint, Inc. Mr. Strauch is affiliated with two venture capital investment funds which currently hold an aggregate of 26.5 percent ownership interest in Touchpoint. The Company is a party to a marketing and business communiations services contract with Touchpoint pursuant to which the Company has paid Touchpoint $100,812 to date in 2002.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Board of Directors has established a policy that requires all transactions between the Company and its officers, directors and principal shareholders and their affiliates must be approved by a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Cynthia Pevehouse Secretary and General Counsel
April 5, 2002

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, Ask Jeeves, Inc., 5858 Horton Street, Suite 350, Emeryville, California 94608.

DETACH HERE

PROXY

ASK JEEVES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2002

        The undersigned hereby appoints A. George (Skip) Battle and Cynthia Pevehouse and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ask Jeeves, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ask Jeeves, Inc. to be held at the Woodfin Hotel, 5800 Shellmound Street, Emeryville, California on Wednesday, May 15, 2002 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF
ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2,
AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

/x/	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" EACH NAMED NOMINEE.

1.	To elect two directors to hold office until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified.			2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	FOR / /	AGAINST / /	ABSTAIN / /
	Nominees: (01) James D. Kirsner and (02) David S. Carlick.				To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
	FOR ALL NOMINEES	/ /	WITHHELD FROM ALL NOMINEES	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			/ /

/ /	(INSTRUCTION: To withhold authority to vote for any nominee write such nominee's name above.)				MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			/ /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2002
PROPOSAL 1 Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 2 Ratification of Selection of Independent Auditors
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDITING
COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN* AMONG ASK JEEVES, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H&Q INTERNET 100 INDEX
Cumulative Total Return
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS